UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct 17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Litigation Management Deed set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of the Transaction

On June 21, 2016, pursuant to the previously announced Amended and Restated Transaction Agreement, dated as of May 10, 2016 (the “Transaction Agreement”), between Visa Inc., a Delaware corporation (the “Company”) and Visa Europe Limited, a company incorporated under the laws of England and Wales (“Visa Europe”), and to which 441 Trust Company Limited, a company limited by guarantee incorporated under the laws of England and Wales (the “VE Member Representative”) has been joined as a party, the Company completed its acquisition of 100% of the share capital of Visa Europe (the “Transaction”). The Transaction was effected pursuant to the exercise of Visa Europe’s put option under the Put-Call Option Agreement, dated as of October 1, 2007, between the Company and Visa Europe, as amended by the Amended and Restated Amendment No.1 thereto, dated May 10, 2016.

At the closing of the Transaction (the “Closing”), the Company paid to the members of Visa Europe, in the aggregate, cash consideration of approximately €12.19 billion. The Transaction Agreement also requires the Company, on the third anniversary of the Closing, to make an additional cash payment of approximately €1.12 billion to the members of Visa Europe.

Issuance of the UK&I Preferred Stock and the Europe Preferred Stock

Also at the Closing, pursuant to the Transaction Agreement, the Company issued (a) 2,480,466 shares of Series B Convertible Participating Preferred Stock, par value $0.0001 per share, of the Company (the “UK&I Preferred Stock”) to certain Visa Europe members in the United Kingdom and the Republic of Ireland and (b) 3,156,823 shares of Series C Convertible Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Europe Preferred Stock”) to certain other Visa Europe members. The aggregate value of the UK&I Preferred Stock and the Europe Preferred Stock issued at the Closing, on an as-converted basis, was approximately €5.38 billion (based on the closing price of $77.34 per share of the underlying class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) on the New York Stock Exchange on the last trading day prior to the Closing and a Euro/Dollar exchange rate of 1.1314).

Each share of UK&I Preferred Stock and each share of Europe Preferred Stock is, subject to the terms and conditions of the applicable certificate of designations, initially convertible into 13.952 shares of Class A Common Stock or 0.13952 shares of Series A Convertible Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Class A Equivalent Preferred Stock”). The conversion rates may be reduced from time to time to offset certain liabilities, if any, which may be incurred by the Company, Visa Europe or their affiliates as a result of certain existing and potential litigation relating to the setting of multilateral interchange fee rates in the Visa Europe territory (“Covered Claims”). Additionally, the shares of UK&I Preferred Stock and Europe Preferred Stock are subject to restrictions on transfer and may become partially convertible in stages based on developments in the Covered Claims. The shares of UK&I Preferred Stock and Europe Preferred Stock will become fully convertible on the 12th anniversary of Closing, subject to a holdback to cover any then-pending claims.

Entry into the Litigation Management Deed

In connection with the Closing, on June 21, 2016, the Company, the VE Member Representative and the other parties thereto entered into a Litigation Management Deed (the “Litigation Management Deed”) which sets forth certain procedures for the management of the Covered Claims, the allocation of losses resulting from the Covered Claims, and the procedures for the determination of any accelerated conversion or adjustment to the conversion rate of the shares of UK&I Preferred Stock and Europe Preferred Stock. Subject to the terms and conditions set forth therein, the Litigation Management Deed provides that the Company will generally control the conduct of the Covered Claims, subject to certain obligations to report, and consult with Litigation Management Committees comprising representatives of former Visa Europe members. The Litigation Management Committees also have rights to approve certain material decisions in relation to Covered Claims.

The foregoing summary of the Transaction Agreement, the certificates of designations of the UK&I Preferred Stock and the Europe Preferred Stock, the Litigation Management Deed and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Agreement, the certificates of designations of the Class A Equivalent Preferred Stock, UK&I Preferred Stock, the Europe Preferred Stock and the Litigation Management Deed, which are filed as Exhibits 2.1, 3.1, 3.2, 3.3 and 10.1, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the UK&I Preferred Stock and the Europe Preferred Stock set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of UK&I Preferred Stock and Europe Preferred Stock issued in connection with the Transaction were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2016, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from 11 to 12 members and appointed Gary A. Hoffman to the Board, effective immediately, for a term that will expire at the Company’s 2017 Annual Meeting of Stockholders. The Board determined that Mr. Hoffman will be an independent director within the meaning of the New York Stock Exchange listing standards.

There are no arrangements or understandings between Mr. Hoffman and any other persons pursuant to which he was selected as a director. Mr. Hoffman is continuing in his role as Chairman of Visa Europe, which will be a wholly-owned subsidiary of the Company following the completion of the Transaction. There are no other transactions involving the Company and Mr. Hoffman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Hoffman will receive compensation for his Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 11, 2015. In addition, Mr. Hoffman will continue to receive cash payments in the aggregate amount of €175,000 annually in connection with his service as Chairman of

Visa Europe. Mr. Hoffman is also entitled to be reimbursed for customary expenses incurred while attending meetings of the Visa Europe board. The Company will enter into an indemnification agreement with Mr. Hoffman in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2012, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Item 2.01 of this current report on Form 8-K is incorporated herein by reference.

On June 20, 2016, the Company filed certificates of designations to its Sixth Amended and Restated Certificate of Incorporation for the Class A Equivalent Preferred Stock, UK&I Preferred Stock and the Europe Preferred Stock, with the Secretary of State of the State of Delaware. The certificates of designations authorize and establish the rights, preferences and privileges of each of the foregoing series of preferred stock of the Company.

The summary of the terms of the Class A Equivalent Preferred Stock, UK&I Preferred Stock and the Europe Preferred Stock contained in this Current Report on Form 8-K does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of each of the certificates of designations, which are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On June 21, 2016, the Company issued a press release regarding the completion of the Transaction and the appointment of Mr. Hoffman to its Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Visa Europe audited consolidated balance sheets as of September 30, 2015 and 2014, Visa Europe audited consolidated income statements and Visa Europe audited consolidated statements of cash flows for the years ended September 30, 2015, 2014 and 2013, and the notes related thereto, which were included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2015, are filed as Exhibit 99.2 hereto and are incorporated in this Current Report on Form 8-K by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K has been omitted pursuant to paragraphs (b)(2) and (a)(4) thereof. The Company will file such unaudited pro forma financial information with the SEC by amendment to this Current Report on Form 8-K no later than the deadline prescribed by paragraph (a)(4) of Item 9.01 of Form 8-K.

(d)	Exhibits

Exhibit	Description

Number

2.1

Amended and Restated Transaction Agreement, dated as of May 10, 2016, by and between Visa Inc. and Visa Europe Limited, and to which 441 Trust Company Limited has been joined as a party (incorporated by reference to Exhibit 2.1 to Visa Inc.’s Current Report on Form 8-K filed on May 10, 2016).†

3.1	Certificate of Designations of Series A Convertible Participating Preferred Stock of Visa Inc., filed with the Delaware Secretary of State on June 20, 2016.

3.2	Certificate of Designations of Series B Convertible Participating Preferred Stock of Visa Inc., filed with the Delaware Secretary of State on June 20, 2016.

3.3	Certificate of Designations of Series C Convertible Participating Preferred Stock of Visa Inc., filed with the Delaware Secretary of State on June 20, 2016.

10.1

Litigation Management Deed, dated as of June 21, 2016, by and among the VE Member Representative, Visa Inc., the LMC Appointing Members, the UK&I DCC Appointing Members, the Europe DCC Appointing Members and the UK&I DCC Interested Members.

99.1	Press Release issued by Visa Inc., dated June 21, 2016.

99.2

Audited financial statements of Visa Europe Limited as of September 30, 2015 and 2014, and for each of the years in the three-year period ended September 30, 2015, together with the report of the independent auditor thereon (incorporated by reference to Exhibit 99.1 to Visa Inc.’s Current Report on Form 8-K filed on December 2, 2015).

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: June 21, 2016

	By:	/s/ Charles W. Scharf
Charles W. Scharf
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Amended and Restated Transaction Agreement, dated as of May 10, 2016, by and between Visa Inc. and Visa Europe Limited, and to which 441 Trust Company Limited has been joined as a party (incorporated by reference to Exhibit 2.1 to Visa Inc.’s Current Report on Form 8-K filed on May 10, 2016).†

3.1	Certificate of Designations of Series A Convertible Participating Preferred Stock of Visa Inc., filed with the Delaware Secretary of State on June 20, 2016.

3.2	Certificate of Designations of Series B Convertible Participating Preferred Stock of Visa Inc., filed with the Delaware Secretary of State on June 20, 2016.

3.3	Certificate of Designations of Series C Convertible Participating Preferred Stock of Visa Inc., filed with the Delaware Secretary of State on June 20, 2016.

10.1

Litigation Management Deed, dated as of June 21, 2016, by and among the VE Member Representative, Visa Inc., the LMC Appointing Members, the UK&I DCC Appointing Members, the Europe DCC Appointing Members and the UK&I DCC Interested Members.

99.1	Press Release issued by Visa Inc., dated June 21, 2016.

99.2

Audited financial statements of Visa Europe Limited as of September 30, 2015 and 2014 and for each of the years in the three-year period ended September 30, 2015, together with the report of the independent auditor thereon (incorporated by reference to Exhibit 99.1 to Visa Inc.’s Current Report on Form 8-K filed on December 2, 2015).

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.